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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
SteelCloud, Inc

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92406, 333-61557 and 333-52419) pertaining to the 2002 Stock
Option Plan, Employee Stock Purchase Plan and 1997 Amended Stock Option Plan of SteelCloud, Inc. (a Virginia corporation) of our report dated January 14, 2003 with respect to the consolidated financial statements and schedule of SteelCloud, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2002.



/s/ Grant Thornton LLP
Vienna, Virginia
January 29, 2003